                                                                     EXHIBIT 4.4

                              AMENDMENT NO. 3 TO
                          INVESTORS RIGHTS AGREEMENT

     This AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT dated May 19, 2000 (this "Amendment") amends that certain Investors Right Agreement, dated as of September 28, 1999, by and among Lexar Media, Inc., a California corporation (the "Company"), certain existing shareholders of the Company listed on Schedule 1 thereto and certain investors listed on Schedule 2 thereto, as amended by that certain Amendment No. 1 to Investors Rights Agreement, dated as of December 18, 1999, and that certain Amendment No. 2 to Investors Rights Agreement dated as of March 21, 2000 (the "Investors Rights Agreement"). The capitalized terms not otherwise defined herein have the respective meanings given to them in the Investors Rights Agreement.

                                    RECITALS

     A. Section 7.1 of the Investor Rights Agreement states in part that any term or provision of the Investors Rights Agreement may be amended by a writing signed by the Company and holders of at least two-thirds (2/3rds) of the Registrable Common.

     B. The undersigned parties include the Company and the holders of at least two-thirds (2/3rds) of the Registrable Common.


                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Investors Rights Agreement as follows:

     1. Section 1.11 of the Investors Rights Agreement is amended by adding a reference to the Promissory Notes and Warrants issued pursuant to that certain Note and Warrant Purchase Agreement, dated on or about May 19, 2000 (the "Purchase Agreement"), by and between the Company and the investors named therein. Section 1.11 shall read in its entirety as follows:

          1.11.  "Registrable Common" means (a) any shares of Common Stock which
                  ------------------
     have been issued or are issuable upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, (b) any shares of Common Stock which have been issued or are issuable upon exercise of the Warrants, the Series C Warrant, the Series E Warrant or the Bridge Loan Warrant, (c) any shares of Common Stock which have been issued or are issuable upon conversion of the convertible promissory note issued to Sony Electronics, Inc. ("Sony") on or about March 21, 2000, (d)
     any shares of Common Stock which have been issued or are issuable upon conversion of any promissory notes or exercise of any warrants issued under that certain Note and Warrant Purchase Agreement dated on or about May 19, 2000 by and between the Company and the investors named therein, and (e) any share of Common Stock issued as a dividend, stock split, reclassification, recapitalization or other distribution with respect to or in exchange for replacement of any Registrable Common, and, and, provided, however, that shares of Common Stock shall no longer be Registrable Common when they shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration or sold by the Holder pursuant to Rule 144.

     2. Except as expressly modified by this Amendment, all terms of the Investors Rights Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:                                LEXAR MEDIA, INC.


                                        By: ____________________________________
                                            Name:  Mr. John Reimer
                                            Title: President and Chief Executive
                                                   Officer





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

INVESTORS:                                 GE CAPITAL EQUITY INVESTMENTS, INC.
                                           a Delaware corporation


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________






        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           ST. PAUL VENTURE CAPITAL IV, LLC


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________


                                           ST. PAUL VENTURE CAPITAL V, LLC


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________


                                           ST. PAUL VENTURE CAPITAL AFFILIATES
                                           FUND I, LLC

                                           By St. Paul Venture Capital, Inc.,
                                           Its Manager


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________




        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           APV TECHNOLOGY PARTNERS II, L.P.

                                           By APV Management Co. II, LLC,
                                           Its Managing General Partner

                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           THOMVEST HOLDINGS, INC.


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           1267104 ONTARIO, LTD.


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           DECLARATION OF TRUST OF DAVID SUN AND
                                           DIANA SUN, DATED FEBRUARY 26, 1986

                                           By: _________________________________
                                           Henri Tchen, Attorney-in-Fact


                                           THE JOHN TU AND MARY TU TRUST,
                                           DATED JUNE 16, 1995

                                           By: _________________________________
                                               Henri Tchen, Attorney-in-Fact





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           JOHN A. ROLLWAGEN REVOCABLE TRUST
                                           U/A DATED SEPTEMBER 13, 1991


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________



                                           JOHN A. ROLLWAGEN FAMILY LIMITED
                                           PARTNERSHIP


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           SUNAMERICA INVESTMENTS INC.


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT

                                           MELLON VENTURES, L.P.


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 3 TO INVESTORS RIGHTS AGREEMENT